LEASE DEED

THIS LEASE DEED is made on this the 1st day of April, 2000 between M/S IRON TRADERS PRIVATE LIMITED, having its registered office at A-235, Okhia Industrial Area, Phase-I, New Delhi-110020 through its representative Sh. Santosh Kumar Hingal S/o Sh. Krishan Lal Hingal, R/o BS-S5 B; Shalimar Bagh, Deli-110052 (hereinafter referred to as the "LESSOR/OWNER") and M/S REALTIME SYSTEMS LIMITED having its office at C-45, Okhia Industrial Area, Phase-I, New Delhi-110020 through its Asst. Manager (P&A) Mr. Sandi Biman, S/o Sh. M.L. Bhan, R/o 112, Lok Viher Appts, Vikaa Puri, New Delhi-18 (hereinafter referred to as the "LESSEE") of the other part.

WHEREAS the LESSOR, M/S IRON TRADERS PRIVATE LIMITED, is the owner of the Factory Premises No. A-235, Okhia Industrial Area, Phase-I, New Delhi-110020, duly installed with Industrial Power (about 100 H.P.), commercial light and subsoil water facilities and having DDA leasehold rights.

AND WHEREAS the LESSEE, M/S REALTIME SYSTEMS LIMITED has approached the LESSOR/OWNER for the grant of Permission to use the factory premises No. A-235, Okhia Industrial Area, Phase-I, New Delhi-110020 duly installed with Industrial Power, Permanent commercial light and water facilities for the purpose its office/workshop for manufacturing of Telecom equipment to use the said premises for Commercial/Industrial purposes by the LESSEE & their representatives, business associates, legal representative etc. in the said premises on Lease for a period of three years at a monthly Lease Money of Ra.1,40,000/- (Rupee One Lacs forty thousand only) (After tax deducted at source as per 1. Tax Act.), excluding consumption charges of Industrial power, Commercial light, Water, Telephone, Generator set.

AND WHEREAS the LESSOR/OWNER has agreed to grant Lease to the LESSEE, M/S REALTIME SYSTEMS LIMITED to use the aforesaid factory premises, A-235, Okhia Industrial Area, Phase-I, New Delhi-110020.

NOW IT IS HEREBY EXPRESSLY agreed and declared between the parties as under:

1. That the LESSEE, M/S REALTIME SYSTEMS LIMITED has undertaken to pay a sum of Rs.1,40,000/- (Rupee One Lacs forty thousand only) (After tax deducted its source as per 1. Tax Act) per month as monthly lease, money payable always in advance before the 10th of each English Calendar month.

2. That the LESSEE M/S REALTIME SYSTEMS LIMITED shall pay the consumption charges of Industrial Power, Commercial Light and water charges directly to the authorities concerned, as per bills, always in time and the LESSOR/OWNER shall not be responsible in case of dis-connection due to non-payment of bills.

         The LESSOR shall have no objection for making any temporary partition, cabins, chambers, alterations in the demised premises to be associated by the LESSEE at its own cost of A/cs Telephones, Computers, Water Coolers, etc. But at the time of termination of the lease agreement LESSEE shall remove all such equipments & hand over the vacant possessions to the Lessor/Owners.

3. That the LESSEE shall keep the premises in a sanitary and clear condition and shall pay the cost of making goods any damage there to or to the adjacent premises caused by the negligence or misuse of the premises by the LESSEE or its agents/employees/workers etc., and the LESSEE shall indemnify the LESSOR/OWNER against any loss or damage to the factory premises caused by fire or otherwise by any other reason.

4. That the LESSEE shall not change the constitution of its company and shall not change the user of the premises as stated in the Lease Deed/Agreement, neither this LESSEE nor any of the rights conferred by it shall be transferred or assigned to any other person/firm/company etc., nor shall the factory premises or any part thereof be allowed to be used by any other person/firm/company doing business in its name etc.

5. That the LESSEE shall be responsible for any damages to the premises due to fire, any disputes, between the workers of the LESSEE and the LESSEE shall repair and maintain the leased premises and keep the same in a good sanitary condition.

6. That the LESSEE shall not deal in and store any inflammable/combustible goods or any such other goods prohibited under the By-laws framed by Municipal Corporation of Delhi/Delhi Development Authority or any other Government Body.

7. That the LESSEE shall pay all taxes and impositions on account of the office carried on by it in the said premises and the LESSOR shall not incur any liability in respect of the same.

8. That the LESSEE shall not make any encroachment and shall confine itself only to the aforesaid portion of the factory premises for the running of its Office & Work shop & other business activities.

9. That the LESSOR shall not be responsible for the safety of the goods/machines or any other materials or articles, belonging to the LESSEE M/S REALTIME SYSTEMS LIMITED or to any other person connected with the LESSEE or visiting the LESSEE nor shall the LESSOR/OWNER be liable for any loan or damage or injury to the premises, lying at any time in or around the said factory premises, by reason of theft, fire, pilferage, emergency, risks, other risks, seepage, leakage of water from any part of the building, or from any cause whatsoever. The goods/articles, machine things etc., lying in the premises, shall be strictly at the risk and responsibility of the LESSEE.

10. That the LESSEE shall comply with all the laws, by-laws, encroachments, statutes, rules and regulations and sets of Municipal Corporation of Delhi, Delhi Development Authority, Land & Development Officer, New Delhi Municipal Committee, Delhi Administration, DBV, DWB, Central Government, Delhi Government, R.B.I., Export-Import Bye-laws, or any other local body or authority. In case, the LESSEE contravenes any of the aforesaid rules, regulations, acts or bye-laws etc., and any penalty or damage is imposed by the authorities, in such an event, the LESSEE will be solely responsible and the LESSOR/OWNER shall not incur any liability whatsoever. The LESSOR has no objection. LESSEE for the installation of Generator Set in the premises.

         The House Tax or other future tax on the premises to be levied by the Govt. Authorities is to be borne by the LESSOR only. But any Tax which is levied due to the business of the LESSEE shall be payable by the LESSEE.

11. That the LESSOR/OWNER has not objection if the LESSEE applies and avails the necessary registrations with the Directorate of Industries, Small Scale Industries, or any other registrations in connection with the Import-Export policies and also to deal with any Excise, Sales Tax Department, and also to apply and avail the Telephone connection, Telex, Fax, tele fax facilities and another Industrial Power, Commercial Light, Power connections from DVB to run its office/Workshops in the said factor premises.

12. That the LESSEE has deposited total a sum of Rs.9,80,000/- (Rupees Nine lace eighty thousands only) which represents as Ra.5,60,000/+ towards advance lease rent equivalent to 4 months lease rent adjustable (TDs to be deducted as per rules framed under the Income Tax Act) and Ra.4,20,000/+ which is equivalent to three months lease money (interest free). The LESSEE have deposited this monies with the LESSOR (on account of Security Deposit) against infrastructure facilities in the said leased premises and the said security deposit is refundable by the LESSOR/OWNER to the Lessee as and when the LESSEE will vacater the premises after clearance of the dues if any.

         The LESSEE shall be entirely responsible for any breach of laws due to their business activities and LESSEE have to make such arrangements at their own cost and responsibilities such as getting permission/consent from the Delhi Pollution Control committee for running their business in the subject premises or another department(s) as per circulars/notifications issued from time to time.

13. That the Lease Deed has been executed for a period of 3 (Three) years w.o.f. 1st April, 2000 to 31st March, 2003. In case the LESSEE is desirous of renewing the Lease for a farther period of 3 years i.e. 1st April, 2003 to 31st March 2006. It requires at least three months notice in writing from the LESSEE showing their such intention and will be renewed for a further period of Three years as given above subject to 15% increase in the monthly lease money of the last lease rent paid by the LESSEE. However the

14. That the LESSEE shall not sublet, assign or otherwise part with the possession of the demised premises to any one without the pre-consent of the LESSOR/OWNER in writing.

15. That the LESSEE shall permit the LESSOR/OWNER, its agents/surveyors and workmen to enter the demises premises at any time for the purpose of inspection or repair of the demised premises.

16. That the LESSEE to deliver the demised premises to the LESSOR on the expiry or earlier on termination of the lease of the factory premises, A-235, Okhia Industrial Area, Phase-I, New Delhi-110020, together with fullmap & fixture in such good condition as is consistent with the covenants and conditions of the arrangements.

17. Electric Connections exist in the demised premises. Extra power, if required, shall be arranged by the LESSEE at its own cost, to which the LESSOR/OWNER shall have no objection.

18. That if the monthly lease money i.e. Ra.1,40,000/- (Rupees One lacs forty thousand only) (After tax deducted at source as per I.Tax Act) hereby reserved and agreed shall be in arrears, or not paid by the LESSEE M/S REALTIME SYSTEMS LIMITED TO THE LESSOR/OWNER M/S IRON TRADERS PRIVATE LIMITED in accordance with the terms and conditions contained and agreed herein then in such events, circumstances the legal consequences will follow, however the LESSOR/OWNER M/S IRON TRADERS (P) LTD. Shall intimate in writing to the LESSEE M/S REALTIME SYSTEMS LIMITED Thirty (30) days with prior notice/intimation before taking any such strong actions.

19. This Lease Deed can be terminated before expire date - by both the LESSOR OR LESSEE side and for this purpose at least three months notice in writing is required.

         IN WITNESS WHEREOF the parties hereto have signed this Lease Deed/agreement after having fully understood the contents of the terms on the date mentioned herein above.

WITNESSES:

1.                                                    LESSOR/OWNER
                                              IRON TRADERS PRIVATE LIMITED

2.                                                       LESSEE
                                              M/S REALTIME SYSTEMS LIMITED